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                                                                    Exhibit 99.5

                            VICORP RESTAURANTS, INC.

                                OFFER TO EXCHANGE
                         10 1/2% SENIOR NOTES DUE 2011,
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED,
                         FOR ALL ISSUED AND OUTSTANDING
                          10 1/2% SENIOR NOTES DUE 2011

To Our Clients:

         Enclosed for your consideration is a Prospectus, dated          , 2004
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of VICORP Restaurants, Inc. ("VICORP Restaurants") to exchange an aggregate principal amount of up to $126,530,000 of its 10 1/2% Senior Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of our issued and outstanding 10 1/2% Senior Notes due 2011 (the "Original Notes"), which were issued on April 14, 2004 in an offering under Rule l44A of the Securities Act and were not registered under the Securities Act. The Exchange Offer is being extended to all holders of the Original Notes in order to satisfy certain obligations of VICORP Restaurants contained in the Registration Rights Agreement, dated as of April 14, 2004, (the "Registration Rights Agreement"), by and among VICORP Restaurants, Guarantors (as such term is defined therein), J.
P. Morgan Securities, Inc. and CIBC World Markets Corp. The Exchange Notes are substantially identical to the Original Notes, except that the transfer restrictions and registration rights relating to the Original Notes do not apply to the Exchange Notes.

         These materials are being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 P.M., New York City time, on            , 2004, unless the Exchange Offer
is extended. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

         Your attention is directed to the following:

                  1. The Exchange Offer is for any and all Original Notes.

                  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption "The exchange offer--Conditions to the exchange offer."

                  3. Any transfer taxes incident to the transfer of Original Notes from the holder to VICORP Restaurants will be paid by VICORP Restaurants, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

                  4. The Exchange Offer expires at 5:00 P.M., New York City
         time, on           , 2004, unless the Exchange Offer is extended.

         If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.


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                            INSTRUCTIONS WITH RESPECT
                              TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by VICORP Restaurants, Inc. with respect to its Original Notes.

         This will instruct you to tender the Original Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Original Notes held by you for my account as indicated below:

                  10 1/2% Senior Notes due 2011 $______________ (Aggregate
                  Principal Amount of Original Notes)

                  [ ] Please do not tender any Original Notes held by you for my account.

                  Dated:                , 20

Signature(s):
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Print Name(s) here:
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(Print Address(es)):
                    ------------------------------------------------------------

(Area Code and Telephone Number(s)):
                                    --------------------------------------------

(Tax Identification or Social Security Number(s)):
                                                  ------------------------------


         None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.



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